As filed with the Securities and Exchange Commission on October __, 2011
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

LEGG MASON, INC.

(Exact Name of Registrant as Specified in its Charter)
Maryland		52-1200960

(State or Other Jurisdiction of Incorporation or Organization)		(IRS Employer Identification No.)
100 International Drive Baltimore, Maryland 21202

(Address, including zip code, of principal executive offices)
Registrant's telephone number, including area code:		(410) 539-0000

Legg Mason Wood Walker, Incorporated Private Client Group Deferred Compensation Plan

(Full title of the plan)
Thomas C. Merchant Vice President and General Counsel - Corporate Legg Mason, Inc. 100 International Drive Baltimore, Maryland 21202 410-539-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On January 14, 2003, Legg Mason, Inc. (the "Registrant") filed a registration statement on Form S-8, File No. 333-102503 (the "Registration Statement"), with the Securities and Exchange Commission which registered 800,000 shares of the Registrant's common stock, $.10 par value ("Common Stock"), reserved for issuance under the Legg Mason Wood Walker, Incorporated Private Client Group Deferred Compensation Plan (the "Plan").

This Post-Effective Amendment No. 1 is being filed to deregister all authorized shares of Common Stock reserved for issuance under the Plan that have not yet been issued under the Registration Statement.

Accordingly, the Registrant hereby deregisters the Common Stock that has not been and will not be issued under the Plan.  Upon effectiveness hereof, no shares of Common Stock remain registered under the Registration Statement for issuance under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized.

LEGG MASON, INC. (Registrant)

Date: October 19, 2011	By:	/s/ Mark R. Fetting____________ Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark R. Fetting Mark R. Fetting	Chairman, President and Chief Executive Officer	October 19, 2011
/s/ Peter H. Nacthwey Peter H. Nachtwey	Senior Executive Vice President and Chief Financial Officer	October 19, 2011
/s/ Harold L. Adams Harold L. Adams	Director	October 19, 2011
/s/ Robert E. Angelica Robert E. Angelica	Director	October 19, 2011
/s/ Dennis R. Beresford Dennis R. Beresford	Director	October 19, 2011
/s/ John T. Cahill John T. Cahill	Director	October 19, 2011
/s/ Barry W. Huff Barry W. Huff	Director	October 19, 2011
/s/ John E. Koerner, III John E. Koerner, III	Director	October 19, 2011
/s/ Cheryl Gordon Krongard Cheryl Gordon Krongard	Director	October 19, 2011
/s/ Scott C. Nuttall Scott C. Nuttall	Director	October 19, 2011
/s/ Nelson Peltz Nelson Peltz	Director	October 19, 2011
/s/ W. Allen Reed W. Allen Reed	Director	October 19, 2011
/s/ Margaret Milner Richardson Margaret Milner Richardson	Director	October 19, 2011
/s/ Kurt L. Schmoke Kurt L. Schmoke	Director	October 19, 2011
/s/ Nicholas J. St. George Nicholas J. St. George	Director	October 19, 2011